Exhibit 3.59

150831000291

CT-07

New York State Department of State

Division of Corporations, State Records and Uniform Commercial Code

One Commerce Plaza, 99 Washington Avenue

Albany, NY 12231

www.dos.state.ny.us

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

Energy Curtailment Specialists, Inc.

(Insert Home of Domestic Corporation)

Under Section 805 of the Business Corporation Law

FIRST: The name of the corporation is:

Energy Curtailment Specialists, Inc.

If the name of the corporation has been changed, the name under which it was formed is:

SECOND: The date of filing of the certificate of incorporation with the Department of State is: December 5, 2003

THIRD: The amendment effected by this certificate of amendment is as follows:

(Set forth each amendment in separate paragraph providing the subject matter and full text of each amended paragraph. For example, an amendment changing the name of the corporation would read as follows: Paragraph First of the Certificate of Incorporation relating to the corporation name is hereby amended to read as follows: First: The name of the corporation is… (new name)…)

Paragraph 1.          of the Certificate of Incorporation relating to

the name of the Corporation

is hereby amended to read in its entirety as follows:

1. The name of the Corporation is NRG Curtailment Solutions, Inc.

DOS-1554-f-l (Rev. 12/14)

1

Paragraph                 of the Certificate of Incorporation relating to

is hereby amended to read in its entirety as follows:

FOURTH: The certificate of amendment was authorized by: (Check the appropriate box)

☐ The vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

☒ The vote of the board of directors followed by the unanimous written consent of the holders of all outstanding shares.

/s/ Deborah Fry	Deborah Fry
(Signature)	(Name of Signer)

Assistant Secretary
(Title of Signer)

2

CT-07

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

Energy Curtailment Specialists, Inc.

(Insert Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

Filer’s Name  Deborah Fry

Address  211 Carnegie Center

City, State and Zip Code  Princeton, NJ 08540

NOTE: This form was prepared by the New York State Department of State. It does not contain all optional provisions under the law. You are act required to use this form. You may draft your own farm or use forms available as legal stationery stores. The Department of State recommends that all documents be prepared under the guidance of an attorney. The certificate must be submitted with a 560 filing fee.

For Office Use Only

STATE OF NEW YORK
DEPARTMENT OF STATE

FILED AUG 31 2015
TAX $
BY:	/s/ [ILLEGIBLE]

RECEIVED
2015 AUG 28 PM 4:05

FILED
2015 AUG 13 AM 11:35

DOS-1554-f-l (Rev. 12/14)

3

F031205000632

DC-08

CERTIFICATE OF INCORPORATION

OF

ENERGY CURTAILMENT SPECIALISTS, INC.

UNDER SECTION 402 OF THE BUSINESS CORPORATION LAW

The undersigned, being the sole incorporator of ENERGY CURTAILMENT SPECIALISTS, INC., hereby certifies that:

1.             The name of the Corporation is ENERGY CURTAILMENT SPECIALISTS, INC.;

2.             The Corporation is formed for the purpose of engaging in any lawful act or activity for which Corporations may be organized under the Business Corporation Law, provided, however, that the Corporation shall not engage in any act or activity requiring the consent or approval of any State official, department, board, agency or other body without such consent or approval first being obtained;

3.             The office of the Corporation shall be located in Erie County, New York;

4.             The aggregate number of shares that the Corporation is authorized to issue is 200 shares having no par value;

5.             The Secretary of State of the State of New York is hereby designated as an agent of the Corporation upon whom process against it may be served. The post office address that the Secretary of State shall mail a copy of any process against the Corporation served upon him or her is 2959 Genesee Street, Buffalo, New York 14225;

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 20th day of November, 2003.

/s/ Joel A. McMahon
Joel A. McMahon, Incorporator

600 Fleet Bank Building
12 Fountain Plaza
Buffalo, NY 14202

1

F031205000632

CERTIFICATE OF INCORPORATION

OF

ENERGY CURTAILMENT SPECIALISTS, INC.

FILED

2003 DEC-5 PM 1:59

RECEIVED

2003 DEC-5 PM 12:08

UNDER SECTION 402 OF THE BUSINESS CORPORATION LAW

STATE OF NEW YORK
DEPARTMENT OF STATE

FILED DEC 05 2003
TAX $	10 -
Y:	/s/ [ILLEGIBLE]

Filled By:

Watson, Bennett, Colligan, Johnson et al

600 Fleet Bank Building - 12 Fountain Plaza

Buffalo NY 14202

☐ ROUTINE	☐ SAME DAY

☒ 24 HOUR	☐ 2 HOUR

2

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy for ENERGY CURTAILMENT SPECIALISTS, INC., File Number 130905000505 has been compared with the original document in the custody of the Secretary of State and that the same is true copy of said original.

WITNESS my hand and offical seal of the Department of State, at the City of Albany, on June 10, 2015.

/s/ Anthony Giardina
Anthony Giardina
Executive Deputy Secretary of State

Rev. 06/07

Authentication Number: 1506101008 To verify the authenticity of this document you may access the Division of Coporations’ Document Authentication Website at http://ecorp.dos.ny.gov

130905000505

CT-07

New York State Department of State

Division of Corporations, State Records and Uniform Commercial Code

One Commerce Plaza, 99 Washington Avenue

Albany, NY 12231

www.dos.state.ny.us

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

ENERGY CURTAILMENT SPECIALISTS, INC.

(Insert Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

FIRST: The name of the corporation is: ENERGY CURTAILMENT SPECIALISTS, INC.

If the name of the corporation has been changed, the name under which it was formed is:

SECOND: The date of filing of the certificate of incorporation with the Department of State is: December 5, 2003

THIRD: The amendment effected by this certificate of amendment is as follows:

(Set forth each amendment in a separate paragraph providing the subject matter and full text of each amended paragraph. For example, an amendment changing the name of the corporation would read as follows: Paragraph First of the Certificate of Incorporation relating to the corporation name is hereby amended to read as follows: First: The name of the corporation is… (new name) … )

Paragraph 5 of the Certificate of Incorporation relating to

the address to which the Secretary of State shall forward copies of process accepted on behalf of the corporation is hereby amended to read in its entirety as follows:

5.              The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: c/o C T Corporation System, 111 Eighth Avenue, New York, New York 10011.

Paragraph      of the Certificate of Incorporation relating to

is hereby amended to read in its entirety as follows:

FOURTH: The certificate of amendment was authorized by: (Check the appropriate box)

☐  The vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

☒  The vote of the board of directors followed by the unanimous written consent of the holders of all outstanding shares.

/s/ Elizabeth McCormack	Elizabeth McCormack
(Signature)	(Name of Signer)

Authorized Person
(Title of Signer)

130905000550

CT-07

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

ENERGY CURTAILMENT SPECIALISTS, INC.

(Insert Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

Filer’s Name    Elizabeth McCormack

Address    c/o NRG Energy, Inc. 211 Carnegie Center

City, State and Zip Code    Princeton, NJ 08540

NOTE: This form was prepared by the New York State Department of State. It does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores. The Department of State recommends that all documents be prepared under the guidance of an attorney. The certificate must be submitted with a $60 filing fee, plus the required tax on shares pursuant to §180 of the Tax Law, if applicable.

For Office Use Only

/s/ [ILLEGIBLE]

STATE OF NEW YORK
DEPARTMENT OF STATE

RECEIVED	FILED	SEP 05 2013
	TAX $	—
2013 AUG 30 PM 4:02	BY:	/s/ [ILLEGIBLE]

RECEIVED	FILED

2013 AUG 29 PM 12:06	2013 SEP -5 PM 1:39

RECEIVED

2013 SEP-4 PM 4:03